UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2005

COMMERCE ENERGY GROUP, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-32239	20-0501090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton Blvd., Suite 2000 Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 259-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

      On November 10, 2005, Commerce Energy, Inc. (“Commerce”), a wholly-owned and the principal operating subsidiary of Commerce Energy Group, Inc., and American Communications Network (“ACN”) entered into the First Amendment to Sales Agency Agreement (the “Amendment”). The Amendment provides that either Commerce or ACN shall give the other party written notice of termination at least 30 days prior to the expiration of the initial and any successive term of the Sales Agency Agreement. The Sales Agency Agreement previously called for written notice of termination being delivered 90 days prior to the expiration of the initial and any successive term. If no notice of termination is given, the Sales Agency Agreement is automatically renewed on a year-to-year basis. A copy of the Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	First Amendment to Sales Agency Agreement dated November 10, 2005, by and among Commerce Energy, Inc. and American Communications Network.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce Energy Group, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Commerce Energy Group, Inc.
a Delaware corporation

By:	/s/ Steven S. Boss

Steven S. Boss
Chief Executive Officer

Date: November 17, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	First Amendment to Sales Agency Agreement dated November 10, 2005, by and among Commerce Energy, Inc. and American Communications Network.